EXHIBIT 3(i).2

                           Mail to: Secretary of State
                               Corporation Section
                            1560 Broadway, Suite 200
                                Denver, Co 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is TRAN.COM INDUSTRIES INC.

     SECOND: The following amendment to the Articles of Incorporation was adopted on 5/5/99, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

______ No shares have been issued or Directors Elected - Action by Incorporators
______ No share have been issued but Directors Elected - Action by Directors
___X__ Such  amendment  was adopted by the board of directors  where shares have been issued.
_______ Such Amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


                                 Article I. Name

     The name of this Colorado profit corporation is:

                                    Trancom Industries, Inc.

     THIRD: The manner, if not set forth in such amendment in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
_____________________ (not to exceed ninety (90) days from the date of filing).



                                                /s/ Greg K. Kuroda
                                                ---------------------------
                                                By: Greg K. Kuroda
                                                Its: Assistant Secretary
                                                Title: